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                                                                     EXHIBIT 3.6


                                 THIRD AMENDMENT
                                     TO THE
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        DODGE CITY HEALTHCARE GROUP, L.P.

         THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF DODGE CITY HEALTHCARE GROUP, L.P. ("Amendment") is made and entered into as of November 4, 1999, by and among Dodge City Healthcare Partner, Inc., a Kansas corporation and successor in interest to Columbia/HCA of Dodge City, Inc., as general partner (the "General Partner"), Western Plains Regional Hospital, LLC, a Delaware limited liability company and a limited partner of the Partnership (as such term is hereinafter defined) ("Western Plains"), and Dodge City Outpatient Surgical Facility, Inc., a Kansas corporation and a limited partner of the Partnership ("Dodge City Limited Partner" and, together with Western Plains, the "Limited Partners").

                                R E C I T A L S:

         WHEREAS, the General Partner and the Limited Partners are parties to that certain Amended and Restated Limited Partnership Agreement of Dodge City Healthcare Group, L.P., dated March 1, 1995, as amended by that certain Amendment to Article 6.1 of Limited Partnership Agreement dated June 13, 1997, and that certain Second Amendment to the Amended and Restated Limited Partnership Agreement of Dodge City Healthcare Group, L.P. dated as of April 8, 1999 (the "Agreement"), all of which relate to Dodge City Healthcare Group, L.P. (the "Partnership"); and

         WHEREAS, in connection with a corporate restructuring (the "Spin-Off") of Columbia/HCA Healthcare Corporation ("Columbia"), the General Partner and Western Plains became affiliates of LifePoint;

         WHEREAS, LifePoint and the LifePoint Affiliates incurred the LifePoint Debt (as hereinafter defined) at the time of the Spin-Off and, pursuant to the terms of the LifePoint Debt, the LifePoint Affiliates were required to execute and deliver, to the maximum extent possible, full guarantees of the LifePoint Debt and LifePoint was required to pledge, to the maximum extent possible, all of the assets of the LifePoint Affiliates;

         WHEREAS, the Agreement, prior to this Amendment, would not permit the General Partner to pledge all of the assets of the Partnership or to cause the Partnership to execute a full guarantee of the LifePoint Debt (the "Partnership Limitations") and, as a result, Columbia has agreed to act as guarantor of the



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LifePoint Debt to the extent actually necessary, due to the Partnership
Limitations, to fully guarantee the LifePoint Debt (the "Columbia Guarantee");

         WHEREAS, in consideration for the issuance of the Columbia Guarantee, Columbia will charge LifePoint a significant fee;

         WHEREAS, following arms-length discussions, in connection with the execution of this Amendment, the Dodge City Limited Partner has received payment of $1,000,000, which amount the parties have agreed is intended to compensate the Dodge City Limited Partner, and which constitutes adequate consideration, for the anticipated decrease in the value of the investment of the Dodge City Limited Partner in the Partnership, as well as for any other investment risk to the Dodge City Limited Partner associated with the Amendment or the Actions (as such term is hereinafter defined); and

         WHEREAS, the General Partner and the Limited Partners desire to amend the Agreement as set forth in this Amendment, pursuant to Section 18.8 of the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree and consent to the following:

                               A G R E E M E N T:

1. Amendment to Section 8.1(a) of the Agreement. The Agreement is hereby amended by deleting the text of Section 8.1(a) in its entirety and substituting in replacement thereof the following:

                  (a) Incur debt and borrow money in any amount and from any source, and/or guarantee the repayment and full performance of any debt or debts of LifePoint or any LifePoint affiliate, and, if security is required therefor or to secure the debts of the General Partner, LifePoint or any LifePoint Affiliate, to mortgage, encumber, pledge or subject to any other security device its interest in the Partnership (including its General Partner interest) or all or any portion of the Partnership's property, to obtain replacements of any mortgage, encumbrance, pledge or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage, encumbrance, pledge or other security device, all of the foregoing at such terms and in such amounts as the General Partner deems appropriate;

2. Amendment to Section 8.4(c) of the Agreement. The Agreement is hereby amended by deleting the text of Section 8.4(c) in its entirety and substituting in replacement thereof the following:



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         Sell, exchange, lease, assign or otherwise transfer more than five percent (5%) of the assets of the Partnership (as determined from audited financial statements of the Partnership as of the close of business of the immediately preceding fiscal year of the Partnership), excluding (i) the Actions, (ii) sales of used or obsolete equipment in the ordinary course of business, (iii) the grant of pledges, liens and/or security interests, and (iv) any transfer as a result of the enforcement of any pledge, lien and/or security interest.

3. Deletion of Section 8.4(e) of the Agreement. The Agreement is hereby further amended by deleting Section 8.4(e) of the Agreement in its entirety and substituting in replacement thereof the following:

                  (e) Intentionally deleted;

4. Consent of Limited Partners. The Limited Partners hereby expressly agree and acknowledge that the purpose of this Amendment is to revise the Agreement to permit the General Partner, for and on behalf of the Partnership, to (a) execute and deliver a full, unconditional guarantee (on a joint and several basis with LifePoint and other LifePoint Affiliates) of the obligations of LifePoint and the LifePoint Affiliates under LifePoint's $150,000,000 Senior Subordinated Notes due 2009 and all existing and future senior indebtedness of LifePoint and the LifePoint Affiliates including, without limitation, LifePoint's Credit Agreement dated May 11, 1999, as the same may be modified or amended from time to time without notice to the Limited Partners (the "LifePoint Debt"), and (b) to pledge all of the assets of the Partnership to secure such obligations under the LifePoint Debt (the "Actions"). Further, the Limited Partners hereby expressly authorize and consent to the taking of the actions by the General Partner, for and on behalf of the Partnership (and any other actions necessary or appropriate to further evidence, secure or permit LifePoint and/or the LifePoint Affiliates to fully perform their obligations under the LifePoint
Debt).

5. Requisite Approval. Upon execution and delivery of the Amendment by the parties hereto, which parties represent Partners owning the requisite percentage of the issued and outstanding Units of any Class set forth in Sections 1.8 and
18.8 of the Agreement, the parties hereto expressly agree that this Amendment shall constitute and be deemed to be an amendment to, and part of, the Agreement.

6. No Other Changes. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as hereby amended.



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7. No Requirement to Refer. The parties agree that nothing contained in the
Agreement or this Amendment is intended to induce any party to generate referrals to the Hospital.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

9. Defined Terms. Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Agreement.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of the State of Kansas, and the courts of competent jurisdiction, federal and state, sitting in such State shall be the exclusive courts of jurisdiction, and more particularly the federal courts in Wichita, Kansas, for venue purposes and for litigation or other proceedings as between the parties that may be brought, or arise out of, or by reason of this Amendment.




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
3 to Amended and Restated Limited Partnership Agreement of Dodge City Healthcare Group, L.P., and hereby consent to the amendment and modification of the Agreement provided herein as of the date first above written.

                                   GENERAL PARTNER:

                                   Dodge City Healthcare Partner, Inc.


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   LIMITED PARTNERS:

                                   Western Plains Regional Hospital, LLC


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



                                   Dodge City Outpatient Surgery Facility, Inc.


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



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